As filed with the Securities and Exchange Commission on June __, 2004

Registration No. 333-_____
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RANGE RESOURCES CORPORATION

(exact name of registrant as specified in its charter)

DELAWARE	34-1312571
(state or jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1311
(Primary Standard Industrial
Classification Code Number)

John H. Pinkerton
777 Main Street, Suite 800	777 Main Street, Suite 800
Fort Worth, Texas 76102	Fort Worth, Texas 76102
(817) 870-2601 (Address, including zip code,	(817) 870-2601 (Name, address, including zip code,
and telephone number, including area code,	and telephone number, including
of Registrant’s principal executive offices)	area code, of agent for service)

Copy to:
Barry D. Burgdorf
Vinson & Elkins L.L.P.
2801 Via Fortuna, Suite 100
Austin, Texas 78746
(512) 542-8533

     Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Filing No. 333-76837

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registrations statement for the same offering. ☐___________

     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

_______________

CALCULATION OF REGISTRATION FEE

		Proposed maximum
		aggregate offering	Amount of
Title of each class of securities to be registered	Amount to be registered	price(1)	registration fee

Common Stock, par value $0.01 per share	$24,906,723	$24,906,723	$3,156

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement relates to the registrant’s prior registration statement (Registration No. 333-76837) and is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the proposed offering of up to $24,906,723 of securities.

The registrant incorporates by reference into this Registration Statement the contents, including exhibits, of the prior Registration Statement on Form S-3/A (File No. 333-76837), which was filed with the Securities Exchange Commission on September 24, 1999.

Item 16. Exhibits

Exhibit
Number	Description of Exhibit
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Ernst & Young LLP (Fort Worth)
23.2	Consent of Ernst & Young LLP (Pittsburgh)
23.3	Consent of KPMG LLP
23.4	Consent of Degolyer and MacNaughton
23.5	Consent of H.J. Gruy and Associates, Inc.
23.6	Consent of Wright and Company
23.7	Consent of Vinson & Elkins LLP (set forth in their opinion filed as Exhibit 5.1)
24.1	Power of Attorney (set forth on the signature page of the prior Registration Statement No. 333-76837, filed April 22, 1999)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas on the 9th day of June 2004.

RANGE RESOURCES CORPORATION
By:	/s/ John H. Pinkerton
John H. Pinkerton
President and Chief Executive Officer

     Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Pinkerton John H. Pinkerton	President, Chief Executive Officer and Director (Principal Executive Officer)	June 9, 2004
/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	June 9, 2004
/s/ Robert E. Aikman* Robert E. Aikman	Director	June 9, 2004
/s/ Anthony V. Dub* Anthony V. Dub	Director	June 9, 2004
/s/ Allen Finkelson* Allen Finkelson	Director	June 9, 2004
/s/ Jonathan S. Linker* Jonathan S. Linker	Director	June 9, 2004

*By:	/s/ John H. Pinkerton
John H. Pinkerton
Attorney-in-fact